As filed with the Securities and Exchange Commission on September 28, 1998
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                          GIGA INFORMATION GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                06-1422860
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
Incorporation or Organization)


                              ONE LONGWATER CIRCLE
                          NORWELL, MASSACHUSETTS 02061
                                 (781) 982-9500
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                          GIGA INFORMATION GROUP, INC.
                             1996 STOCK OPTION PLAN


                              (Full Title of Plan)


                                GIDEON I. GARTNER
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                          GIGA INFORMATION GROUP, INC.
                              ONE LONGWATER CIRCLE
                          NORWELL, MASSACHUSETTS 02061
                                 (781) 982-9500
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)


                                   Copies to:

                             GERALD S. BACKMAN, P.C.
                           WEIL, GOTSHAL & MANGES, LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum          Amount of
               Registered                     Registered(1)       Offering Price Per     Aggregate Offering      Registration Fee
                                                                       Share(2)               Price(2)
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.0001 per share         989,017                 $5.00               $4,945,085             $1,458.80
====================================================================================================================================
(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities
Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933.
====================================================================================================================================




NYFS07...:\54\47954\0009\2579\FRM8268S.440

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.

            The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.

            Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Giga Information Group, Inc. 1996 Stock Option Plan are available without charge by contacting:

                         Giga Information Group, Inc.
                             One Longwater Circle
                         Norwell, Massachusetts 02061
                                (781) 982-9500

                         Attention: Daniel M. Clarke
                Senior Vice President, Chief Financial Officer

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

            The following documents filed with the Commission by Giga Information Group, Inc. (the "Company" or the "Registrant") are incorporated herein by reference:

            (a) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.

            (b) The Company's Report on Form 8-K dated August 13, 1998.

            (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on July 28, 1998, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article Seven of the Registrant's Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law (the "DGCL") prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

            Article Eight of the Restated Certificate provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

            Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make a indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

            Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

            None

ITEM 8. EXHIBITS.

            4(a)     -    Amended and Restated Certificate of Incorporation
                          filed with the Secretary of State of the State of Delaware on August 4, 1998 (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on
                          Form 10-Q for the fiscal quarter ended June 30, 1998).

            4(b)     -    Amended & Restated By-Laws adopted on July 9, 1998
                          and effective as of August 4, 1998 (incorporated by reference to Exhibit 3.6 of Amendment No. 1 to the Company's Registration Statement on Form S-1 (No. 333-
                          52899), dated as of July 7, 1998 ("Amendment No. 1")).

            4(c)     -    Giga Information Group, Inc. 1996 Stock Option Plan
                          (incorporated by reference to Exhibit 10.21 to Amendment No. 1).

            5        -    Opinion of Weil, Gotshal & Manges LLP.

            23(a)    -    Consent of PricewaterhouseCoopers LLP.

            23(b)    -    Consent of Weil, Gotshal & Manges LLP
                          (included in Exhibit 5).

            24       -    Power of Attorney (included as part of the signature
                          page to this Registration Statement and incorporated herein by reference).

ITEM 9. UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provi- sions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connec- tion with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate juris-diction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 28th day of September, 1998.


                                 GIGA INFORMATION GROUP, INC.


                                 By:   /s/ Gideon I. Gartner
                                       ------------------------------
                                       Name: Gideon I. Gartner
                                       Title: Chairman of the Board, President
                                              and Chief Executive Officer


                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gideon I. Gartner and Daniel M. Clarke acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                              Title                         Date
---------                              -----                         ----

/s/ Gideon I. Gartner         Chairman of the Board of       September 28, 1998
---------------------------   Directors, President and
Gideon I. Gartner             Chief Executive Officer
                              (Principal Executive Officer)


/s/ Daniel M. Clarke          Senior Vice President,         September 28, 1998
---------------------------   Chief Financial Officer,
Daniel M. Clarke              Treasurer and Secretary
                              (Principal Financial and
                              Accounting Officer)


/s/ Neill H. Brownstein       Director                       September 28, 1998
---------------------------
Neill H. Brownstein

Signature                              Title                         Date
---------                              -----                         ----

/s/ Richard L. Crandall                Director              September 28, 1998
---------------------------
Richard L. Crandall


/s/ David L. Gilmour                   Director              September 28, 1998
---------------------------
David L. Gilmour


/s/ Bernard Goldstein                  Director              September 28, 1998
---------------------------
Bernard Goldstein


/s/ Irwin Lieber                       Director              September 28, 1998
---------------------------
Irwin Lieber


/s/ Josh S. Weston                     Director              September 28, 1998
---------------------------
Josh S. Weston

                                  EXHIBIT INDEX


      EXHIBIT NO.                 DESCRIPTION                         PAGE NO.
      -----------                 -----------                         --------

              4(a)      -           Amended and Restated Certificate of
                                    Incorporation filed with the Secretary of State of the State of Delaware on August 4,
                                    1998 (incorporated by reference to Exhibit
                                    3.1 of the Company's Quarterly Report on
                                    Form 10-Q for the fiscal quarter ended June
                                    30, 1998).

              4(b)      -           Amended & Restated By-Laws adopted on July
                                    19, 1998 and effective as of August 4, 1998
                                    (incorporated by reference to Exhibit 3.6 of Amendment No. 1 to the Company's
                                    Registration Statement on Form S-1 (No.
                                    333-52899), dated as of July 7, 1998
                                    ("Amendment No. 1")).

              4(c)      -           Giga Information Group, Inc. 1996 Stock
                                    Option Plan (incorporated by reference to Exhibit 10.21 to Amendment No. 1).

              5         -           Opinion of Weil, Gotshal & Manges LLP.

              23(a)     -           Consent of PricewaterhouseCoopers LLP.

              23(b)     -           Consent of Weil, Gotshal & Manges LLP
                                    (included in Exhibit 5).

              24        -           Power of Attorney (included as part of the
                                    signature page to this Registration
                                    Statement and incorporated herein by
                                    reference).